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March 3, 1997
Fidelity Defined Trusts--Municipal Income Trust
  Series 1
c/o National Financial Services Corporation
82 Devonshire Street
Boston, MA 02109
The Chase Manhattan Bank,
  as Trustee of Fidelity Defined Trusts--Municipal
  Income Trust Series 1
4 New York Plaza
New York, NY 10004-2413
 Re: Massachusetts Insured Trust, Series 1
Dear Ladies and Gentlemen:
 We have acted as special counsel, with respect to Massachusetts state and local tax matters, to the above mentioned Trust ("Trust") of Fidelity Defined Trusts--Municipal Income Trust Series 1 (the "Fund") concerning the issuance by the Trust of Units of fractional undivided interest in the Trust.
 In preparing the opinion, we have reviewed the preliminary Prospectus for the Fund and such other documents and instruments as we have deemed necessary as a basis for the opinion set forth herein. In our examination of the foregoing, we have assumed the authenticity of original documents, the accuracy of copies and the genuineness of signatures and the capacity of each party executing a document to so execute such documents. We have been furnished with a copy of the opinion of Chapman and Cutler on the federal tax status of the Fund, its constituent Trusts and their Unitholders (the "Chapman and Cutler Opinion") and we have relied upon that opinion as to federal income tax matters to the extent such matters are relevant to the opinions expressed herein. We have also examined applicable Massachusetts law.
 The Trust is comprised initially of delivery statements relating to contracts to purchase insured interest bearing obligations issued by Massachusetts, its counties, municipalities, authorities, political subdivisions or instrumentalities or by Puerto Rico, the Virgin Islands, Guam, or the Northern Mariana Islands. The interest on all these bonds is either excludable from federal gross income or exempt from all regular federal income tax (except in certain instances depending on the Unitholder) and, with certain exceptions, from Massachusetts income taxes for individual purchasers who are Massachusetts residents under existing law at the time of issuance in the opinion of recognized bond counsel to the issuing governmental authorities.
 In the opinion of Chapman and Cutler, the Trust is not an association taxable as a corporation for federal income tax purposes and interest on the underlying insured interest bearing obligations issued by Massachusetts, its counties, municipalities, authorities, political subdivisions or instrumentalities or by Puerto Rico, the Virgin Islands, Guam, or the Northern Mariana Islands ("Obligations"), which is exempt from federal income tax under the Internal Revenue Code of 1986, as amended (the "Code"), when received by the Trust will retain its status as tax-exempt interest, for federal income tax purposes, when distributed to the Unitholders, except that the alternative minimum tax and environmental tax applicable to certain corporate Unitholders may, in certain circumstances, include in the amount on which such taxes are calculated a portion of the interest income received by the Trust. Further, each Unitholder of the Trust will be treated as the owner of a pro rata portion of such Trust under Subpart E, Subchapter J of Chapter 1 of the Code. Each Unitholder will be considered to have received his pro rata share of interest on an Obligation when it is received by the TRUST, and each Unitholder will have a taxable event for federal income tax purposes when the TRUST disposes of an Obligation (whether by sale, exchange, redemption, or payment at maturity) or when the Unitholder redeems or sells Units.
 Based upon and subject to the foregoing it is our opinion that under existing law and administration of the affairs of the Trust:
  FOR MASSACHUSETTS INCOME TAX PURPOSES, IF THE TRUST IS AN "INVESTMENT" TRUST WITHIN THE MEANING OF 26 CFR (SUB-SECTION)301.7701-4(C) AND IS CLASSIFIED AS A TRUST UNDER THAT REGULATION, IT WILL BE TREATED AS A FIXED INVESTMENT TRUST AS THAT TERM IS DEFINED IN SECTION 62.8.1 OF TITLE 830 OF THE CODE OF MASSACHUSETTS REGULATIONS, AND, THEREFORE, WILL NOT BE SUBJECT AS AN ENTITY TO MASSACHUSETTS INCOME TAXATION UNDER CHAPTER 62 OF THE MASSACHUSETTS GENERAL LAWS.
  UNITHOLDERS WHO ARE SUBJECT TO MASSACHUSETTS INCOME TAXATION UNDER M.G.L. CHAPTER 62 WILL NOT BE REQUIRED TO INCLUDE THEIR RESPECTIVE SHARES OF THE EARNINGS OF OR DISTRIBUTION FROM THE TRUST IN THEIR MASSACHUSETTS GROSS INCOME TO THE EXTENT THAT SUCH EARNINGS OR DISTRIBUTIONS REPRESENT TAX-EXEMPT INTEREST EXCLUDABLE FROM GROSS INCOME FOR FEDERAL INCOME TAX PURPOSES RECEIVED BY THE TRUST ON THE OBLIGATIONS.
  UNITHOLDERS WHO ARE SUBJECT TO MASSACHUSETTS INCOME TAXATION UNDER M.G.L. CHAPTER 62 WILL NOT BE REQUIRED TO INCLUDE THEIR RESPECTIVE SHARES OF THE EARNINGS OF OR DISTRIBUTIONS FROM SUCH TRUST IN THEIR MASSACHUSETTS GROSS INCOME TO THE EXTENT THAT SUCH EARNINGS OR DISTRIBUTIONS ARE DERIVED FROM THE PROCEEDS OF INSURANCE ON THE OBLIGATIONS THAT REPRESENT MATURING INTEREST ON DEFAULTED OBLIGATIONS HELD BY THE TRUSTEE, IF AND TO THE SAME EXTENT THAT SUCH EARNINGS OR DISTRIBUTIONS WOULD HAVE BEEN EXCLUDABLE FROM THE GROSS INCOME OF SUCH UNITHOLDERS IF DERIVED FROM INTEREST PAID BY THE ISSUER OF THE DEFAULTED OBLIGATION AND IF AND TO THE EXTENT THAT SUCH EARNINGS OR DISTRIBUTIONS REPRESENT TAX-EXEMPT INTEREST EXCLUDIBLE FROM GROSS INCOMES FOR FEDERAL TAX PURPOSES, PROVIDED THAT, AT THE TIME SUCH POLICIES ARE PURCHASED, THE AMOUNTS PAID FOR SUCH POLICIES ARE REASONABLE, CUSTOMARY AND CONSISTENT WITH THE REASONABLE EXPECTATIONS THAT THE ISSUER OF THE OBLIGATIONS, RATHER THAN THE INSURER, WILL PAY DEBT SERVICE ON THE BONDS.
  UNITHOLDERS WHICH ARE CORPORATIONS SUBJECT TO TAXATION UNDER M.G.L. CHAPTER 63 WILL BE REQUIRED TO INCLUDE THEIR RESPECTIVE SHARES OF THE EARNINGS OF OR DISTRIBUTIONS FROM THE TRUST IN THEIR MASSACHUSETTS GROSS INCOME TO THE EXTENT THAT SUCH EARNINGS OR DISTRIBUTIONS REPRESENT INTEREST FROM BONDS, NOTES OR INDEBTEDNESS OF ANY STATE, INCLUDING MASSACHUSETTS, EXCEPT FOR INTEREST WHICH IS SPECIFICALLY EXEMPTED FROM SUCH TAX BY THE ACTS AUTHORIZING ISSUANCE OF SAID OBLIGATIONS.
  EACH TRUST'S CAPITAL GAINS AND/OR CAPITAL LOSSES WHICH ARE INCLUDABLE IN THE FEDERAL GROSS INCOME OF UNITHOLDERS WHO ARE SUBJECT TO MASSACHUSETTS INCOME TAXATION UNDER M.G.L. CHAPTER 62 OR UNITHOLDERS WHICH ARE CORPORATIONS SUBJECT TO MASSACHUSETTS TAXATION UNDER M.G.L. CHAPTER 63, WILL BE INCLUDED AS CAPITAL GAINS AND/OR LOSSES IN THE UNITHOLDERS' MASSACHUSETTS GROSS INCOME, EXCEPT FOR CAPITAL GAIN WHICH IS SPECIFICALLY EXEMPTED FROM TAXATION UNDER SUCH CHAPTERS BY THE ACTS AUTHORIZING ISSUANCE OF SAID OBLIGATIONS.
  UNITHOLDERS WHICH ARE CORPORATIONS SUBJECT TO TAX UNDER M.G.L. CHAPTER 63 AND WHICH ARE TANGIBLE PROPERTY CORPORATIONS WILL NOT BE REQUIRED TO INCLUDE THE UNITS WHEN DETERMINING THE VALUE OF THEIR TANGIBLE PROPERTY; SUCH UNITHOLDERS WHICH ARE INTANGIBLE PROPERTY CORPORATIONS WILL BE REQUIRED TO INCLUDE THE UNITS WHEN DETERMINING THEIR NET WORTH.
  GAINS OR LOSSES REALIZED ON SALES OR REDEMPTIONS OF UNITS BY UNITHOLDERS WHO ARE SUBJECT TO MASSACHUSETTS INCOME TAXATION UNDER M.G.L. CHAPTER 62 OR UNITHOLDERS WHICH ARE CORPORATIONS SUBJECT TO MASSACHUSETTS TAXATION UNDER M.G.L. CHAPTER 63 WILL BE INCLUDABLE IN THEIR MASSACHUSETTS GROSS INCOME. IN DETERMINING SUCH GAIN OR LOSS UNITHOLDERS WILL, TO THE SAME EXTENT REQUIRED FOR FEDERAL TAX PURPOSES, HAVE TO ADJUST THEIR TAX BASES FOR THEIR UNITS FOR ACCRUED INTEREST RECEIVED, IF ANY, ON OBLIGATIONS DELIVERED TO THE TRUSTEE AFTER THE UNITHOLDERS PAY FOR THEIR UNITS, FOR ACCRUED ORIGINAL ISSUE DISCOUNT WITH RESPECT TO EACH OBLIGATION WHICH, AT THE TIME THE OBLIGATION WAS ISSUED, HAD ORIGINAL ISSUE DISCOUNT.
  THE UNITS OF THE TRUST ARE NOT SUBJECT TO ANY PROPERTY TAX LEVIED BY MASSACHUSETTS OR ANY POLITICAL SUBDIVISION THEREOF, NOR TO ANY INCOME TAX LEVIED BY ANY SUCH POLITICAL SUBDIVISION. THE MASSACHUSETTS ESTATE TAX FOR A DECEASED UNITHOLDER WHO IS A RESIDENT OF MASSACHUSETTS IS A SO-CALLED "SPONGE TAX," A TAX THAT WILL NOT EXCEED THE ALLOWABLE FEDERAL CREDIT, AND THEREFORE THE HOLDING OF UNITS DOES NOT DIRECTLY AFFECT THE AMOUNT OF MASSACHUSETTS ESTATE TAX DUE.
 The foregoing opinions are based upon present provisions of federal and Massachusetts law, administrative interpretations thereof, court decisions and the Chapman and Cutler Opinion. With respect to Unitholders which are corporations subject to Massachusetts taxation under M.G.L. Chapter 63, no opinion is rendered on the includability of their respective shares of the earnings of or distributions from the Trust in their Massachusetts gross income to the extent that such earnings or distributions represent interest from bonds, notes, or indebtedness of Puerto Rico, the Virgin Islands, Guam, or the Northern Mariana Islands.

 We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in such Registration Statement and the Prospectus included therein.
 Very truly yours,
 GOODWIN, PROCTER & HOAR LLP
365896.c2